SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials

☐	Soliciting Material under Rule 14a-11(c) or Rule 14a-12
Vector Group Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Shares, par value $.01 per share, of New Valley Corporation.

(2)	Aggregate number of securities to which transaction applies:
9,616,822, which represents 22,260,607 outstanding common shares of New Valley Corporation on October 19, 2005, less 12,849,118 shares owned by VGR Holding Inc., a wholly-owned subsidiary of Vector Group Ltd., plus an additional 205,333 common shares of New Valley Corporation reserved for issuance upon exercise of outstanding stock options all as reported to Vector Group Ltd. by New Valley Corporation on October 19, 2005.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the product of (a) $7.90, the market price of the common shares of New Valley Corporation computed in accordance with Exchange Act Rules 0-11(d) and 0-11(a)(4), based upon the average of the high and low sale prices of the New Valley Corporation common shares as quoted on The Nasdaq Stock Market on October 13, 2005 and (b) 9,616,822, the maximum number of shares to be acquired pursuant to the offer. In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying .0001177 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$75,972,894

(5)	Total fee paid:
$8,942

☐	Fee paid previously with preliminary materials:

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$8,942

(2)	Form, Schedule or Registration Statement No.:
Form S-4

(3)	Filing Party:
Vector Group Ltd.

(4)	Date Filed:
October 20, 2005

PROXY STATEMENT
INTRODUCTION
APPROVAL OF THE ISSUANCE OF SHARES OF VECTOR COMMON STOCK PURSUANT TO THE EXCHANGE OFFER AND SUBSEQUENT MERGER
The Exchange Offer
Reasons for Seeking Stockholder Approval
Opinion of Vector’s Financial Advisor
Certain Relationships and Related Transactions
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MISCELLANEOUS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS

VECTOR GROUP LTD.
100 S.E. Second Street
Miami, Florida 33131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held December 8, 2005

To the Stockholders of Vector Group Ltd.:
      The Special Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (“Vector”), will be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Thursday, December 8, 2005 at 11:00 a.m. local time, and at any postponement or adjournment thereof, for the following purposes:

1. To approve and authorize the issuance of shares of Vector’s common stock, par value $.10 per share (the “Vector Common Stock”), pursuant to Vector’s proposed exchange offer (the “Exchange Offer”) for all of the outstanding common shares, par value $.01 per share, of New Valley Corporation, a Delaware corporation, not currently owned by Vector and the subsequent merger.

2. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.
      Every holder of record of Vector Common Stock at the close of business on October 25, 2005 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Vector Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from November 29, 2005 to December 8, 2005, at the headquarters of Vector located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement (which includes a copy of the Prospectus) and form of proxy are enclosed herewith.

By Order of the Board of Directors,

Bennett S. LeBow
Chairman of the Board of Directors
Miami, Florida
November 7, 2005
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VECTOR GROUP LTD.
100 S.E. Second Street
Miami, Florida 33131
PROXY STATEMENT
INTRODUCTION
      The enclosed proxy is solicited on behalf of the Board of Directors (the “Vector Board”) of Vector Group Ltd., a Delaware corporation (“Vector”). The proxy is solicited for use at the special meeting of stockholders to be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Thursday, December 8, 2005, at 11:00 a.m. local time, and at any postponement or adjournment. Vector’s principal executive offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, and its telephone number is (305) 579-8000.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Every holder of record of common stock, par value $.10 per share, of Vector (the “Vector Common Stock”) at the close of business on October 25, 2005 is entitled to notice of the meeting and any adjournments or postponements and to vote, in person or by proxy, one vote for each share of Vector Common Stock held by such holder. At the record date, Vector had outstanding 44,592,890 shares of Vector Common Stock. This proxy statement, accompanying notice and proxy are first being mailed to stockholders on or about November 7, 2005.
      Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the special meeting to the secretary of Vector, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the special meeting if the stockholder is present and elects to vote in person. Mere attendance at the special meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present for quorum purposes, but abstentions and broker shares not voted are disregarded and will have no effect on the proposed vote.
      All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted FOR the approval and authorization of the issuance of the shares of Vector Common Stock to be issued pursuant to the Exchange Offer (as defined herein).
APPROVAL OF THE ISSUANCE OF SHARES OF VECTOR COMMON STOCK
PURSUANT TO THE EXCHANGE OFFER AND SUBSEQUENT MERGER
The Exchange Offer
      Vector is seeking stockholder approval for the issuance of shares of Vector Common Stock to be issued pursuant to an exchange offer (the “Exchange Offer”) for all of the outstanding common shares, par value $.01 per share (the “New Valley Stock”), of New Valley Corporation, a Delaware corporation (“New Valley”), not currently owned by Vector and in the subsequent merger in order to combine New Valley with Vector. Vector currently owns 12,849,118 shares of New Valley Stock, representing approximately 57.7% of all of the outstanding shares of New Valley Stock. If Vector successfully completes the Exchange Offer, it will own more than 90% of the outstanding New Valley Stock, and would then effect a “short form” merger of one of its wholly-owned subsidiaries with New Valley. Under the subsequent merger, unless a stockholder properly perfects its appraisal rights under Delaware law, each share of New Valley Stock not acquired in the Exchange Offer would be converted into the same consideration as each share of New Valley Stock that was tendered into the Exchange Offer. In both the Exchange Offer and the subsequent merger, Vector Common Stock will be issued at an exchange ratio of 0.461 shares of Vector Common Stock for each share of New Valley Stock. The exchange ratio of

0.461 shares of Vector Common Stock for each share of New Valley Stock reflects a value of approximately $9.00 per share of New Valley Stock and a 21% premium above the closing price of New Valley Stock on September 26, 2005, the last trading day before the Vector Board publicly announced its intention to commence the Exchange Offer. Successful completion of the Exchange Offer and subsequent merger would require the issuance of approximately 4,339,000 shares of Vector Common Stock, not giving effect to outstanding options to purchase shares of New Valley Stock.
      The issuance of the shares of Vector Common Stock in exchange for the shares of New Valley Stock will be dilutive to the outstanding shares of Vector Common Stock. The issuance of Vector Common Stock could also depress the market price of Vector Common Stock by increasing the number of shares of Vector Common Stock that are outstanding. Prior to the issuance of Vector Common Stock in the Exchange Offer and subsequent merger, holders of Vector Common Stock, other than (i) directors and executive officers of Vector and (ii) stockholders holding more than 5% of Vector Common Stock, owned approximately 42.5%, and after the consummation of the Exchange Offer and subsequent merger will own approximately 45.2%, of the outstanding Vector Common Stock.
      For information regarding the background, reasons, terms and effect of, and interests of certain persons in the Exchange Offer and subsequent merger, as well as a description of Vector Common Stock and financial statements and related information, see the Prospectus enclosed herewith. In addition, you should review the Supplement enclosed herewith which amends and supplements the Prospectus.
Reasons for Seeking Stockholder Approval
      Vector’s ability to issue the shares of Vector Common Stock in exchange for shares of New Valley Stock is subject to stockholder approval, as required by Section 312.03(b) of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”). Section 312.03(b) requires stockholder approval of stock issuances in which a director, officer or substantial stockholder of Vector will be issued a number of shares exceeding 1% of the outstanding shares of the issuing company’s common stock. The issuance of Vector Common Stock to New Valley stockholders pursuant to the Exchange Offer would result in the issuance of shares of Vector Common Stock greater than 1% of the outstanding shares of Vector Common Stock to (i) Howard M. Lorber, a director, an officer and, together with certain of his affiliated entities, a substantial stockholder of Vector, and (ii) Carl C. Icahn, together with certain of his affiliated entities, a substantial stockholder of Vector. Upon successful completion of the Exchange Offer, Messrs. Lorber and Icahn and their respective affiliates would receive approximately 444,376 and 582,098 shares of Vector Common Stock, respectively, equal to approximately 1% and 1.3% of the 44,592,890 outstanding shares of Vector Common Stock on the record date, respectively. Approval of the issuance of Vector Common Stock in the Exchange Offer, if given, will be effective for the issuance of Vector Common Stock at the 0.461 exchange ratio regardless of the other terms and conditions or the timing of the Exchange Offer or the subsequent merger or other factors that might be related thereto.
      Pursuant to Section 312.07 of the NYSE Manual, an affirmative vote of the majority of the votes cast (provided that the total vote cast for the proposed issuance represents over 50% in interest of all of the shares of Vector Common Stock entitled to vote thereon) regarding the proposed issuance is required for approval of the proposed issuance of Vector Common Stock. Certain directors and executive officers of Vector, who collectively own approximately 29.3% of the outstanding Vector Common Stock on the record date, have indicated that they currently intend to vote their shares of Vector Common Stock in favor of the proposed issuance.
      The issuance of Vector Common Stock pursuant to the Exchange Offer is a condition to the consummation of the Exchange Offer. Therefore, if the proposed issuance of Vector Common Stock is not approved by the stockholders, the Exchange Offer will not be consummated.

Opinion of Vector’s Financial Advisor
      Vector engaged Jefferies & Company, Inc. (“Jefferies”) pursuant to an engagement letter dated as of September 27, 2005 to serve as its financial advisor in connection with the Exchange Offer. On September 27, 2005, Jefferies rendered to the Vector Board its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the exchange ratio of 0.461 shares of Vector Common Stock to be issued in exchange for each outstanding share of New Valley Stock not owned by Vector was fair, from a financial point of view, to Vector. For a summary of the Jefferies opinion and the material financial and comparative analyses performed by Jefferies that was presented to the Vector Board on September 27, 2005 in connection with the delivery of its opinion, see “BACKGROUND AND REASONS FOR THE OFFER AND SUBSEQUENT MERGER — Opinion of Jefferies” beginning on page 29 of the Prospectus. In addition, also see the Supplement for additional information regarding fees paid by Vector to Jefferies. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached as Annex D to the Prospectus.
      The Jefferies opinion was provided to the Vector Board in connection with its consideration of the Exchange Offer, and therefore addresses only the fairness to Vector, from a financial point of view and as of the date of the Jefferies opinion, of the exchange ratio to be offered in the Exchange Offer. The Jefferies opinion does not address the fairness of the exchange ratio to the New Valley stockholders or any other aspect of the Exchange Offer, nor does it constitute a recommendation as to how any Vector stockholder should vote on the share issuance or any other matter relevant to the Exchange Offer or as to whether any New Valley stockholder should tender their shares of New Valley Stock in the Exchange Offer. Vector has agreed to pay Jefferies $325,000 for its services in connection with the delivery of its opinion to the Vector Board.
Certain Relationships and Related Transactions
      In connection with Vector’s convertible note offering in November 2004, the purchasers of the notes required Bennett S. LeBow, the principal stockholder and Chairman of the Board of Directors of Vector, to enter into an agreement granting Jefferies, the placement agent for such offering, the right, in its sole discretion, to borrow up to 3,646,518 shares of Vector Common Stock from the principal stockholder or an entity affiliated with him during a 30-month period, subject to extension under various conditions, and that he agree not to dispose of such shares during this period, subject to limited exceptions. In consideration for the principal stockholder agreeing to lend his shares in order to facilitate Vector’s offering and accepting the resulting liquidity risk, Vector agreed to pay him or an affiliate designated by him an annual fee, payable on a quarterly basis in cash or, by mutual agreement of Vector and the principal stockholder, shares of Vector Common Stock, equal to 1% of the aggregate market value of 3,646,518 shares of Vector Common Stock. In addition, Vector agreed to hold the principal stockholder harmless on an after-tax basis against any increase, if any, in the income tax rate applicable to dividends paid on the shares as a result of the share loan agreement. The principal stockholder has the right to assign to Howard M. Lorber, the President and a director of Vector, some or all of his obligation to lend the shares under such agreement. In 2004, Vector paid an entity affiliated with the principal stockholder an aggregate of $69,000 under this agreement.
      In connection with Vector’s convertible note offering in 2001, a similar agreement with the principal stockholder of Vector had been in place for the three-year period ended June 29, 2004. In 2004, Vector paid an entity affiliated with the principal stockholder an aggregate of $291,000 under the agreement.
      In connection with Vector’s convertible note offering in April 2005, Vector entered into a similar arrangement through May 2007 with Mr. Lorber, as one of Vector’s principal stockholders, with respect to 315,000 shares of Vector Common Stock.
      As of the record date, High River Limited Partnership, an investment entity owned by Carl C. Icahn, was the beneficial owner of 21.4% of Vector Common Stock. High River owns $20,000,000 of Vector’s

6.25% convertible notes due 2008, convertible into 904,159 shares of Vector Common Stock on the record date. High River received interest payments on the notes of $1,250,000 during 2004.
      Various executive officers and directors of Vector and New Valley serve as members of the Board of Directors of Ladenburg Thalmann Financial Services Inc., which is indebted to New Valley. For additional information concerning these borrowings, see page 64 of the Prospectus.
      Mr. Lorber was Chairman of Hallman & Lorber in 2004 and, since January 2005, has been a consultant to such company. During 2004, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $587,000 on various insurance policies issued for Vector and its subsidiaries and investees. Mr. Lorber and Hallman & Lorber and its affiliates have continued to provide services to Vector in 2005.
      Mr. Eide is a stockholder, and serves as the Chairman and Chief Executive Officer, of Aegis Capital Corp., a registered broker-dealer, that has performed services for New Valley since before January 1, 2004. During 2004, Aegis received commissions and other income in the aggregate amount of approximately $46,000 from New Valley. Aegis has continued to provide services to New Valley in 2005.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
      The following table sets forth, as of the record date, the beneficial ownership of Vector Common Stock, the only class of voting securities, by:

•	each person known to Vector to own beneficially more than 5% of Vector Common Stock;

•	each of Vector’s directors;

•	each of Vector’s named executive officers; and

•	all directors and executive officers as a group.

      Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is 100 S.E. Second Street, Miami, Florida 33131.

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Bennett S. LeBow(1)(4)(6)	16,951,381	33.4%
High River Limited Partnership(2)	9,745,502	21.4%
Hopper Investments LLC
Barberry Corp
Carl C. Icahn
767 Fifth Avenue
New York, NY 10153
Howard M. Lorber(3)(4)(6)	2,916,265	6.4%
Henry C. Beinstein(4)	11,025	(*	)
Gagnon Securities LLC
1370 Avenue of the Americas
New York, NY 10019
Robert J. Eide(4)	52,580	(*	)
Aegis Capital Corp.
810 Seventh Avenue
New York, NY 10019
Jeffrey S. Podell(4)(5)	62,284	(*	)
173 Doral Court
Roslyn, NY 11576

	Number of	Percent
Name and Address of Beneficial Owner	Shares	of Class

Jean E. Sharpe(4)(5)	48,215	(*	)
15 Silo Ridge Road
North Salem, NY 10560
Richard J. Lampen(6)(7)	308,069	(*	)
Marc N. Bell(6)(8)	67,003	(*	)
Ronald J. Bernstein(4)(8)(9)	401,492	(*	)
Liggett Vector Brands Inc.
One Park Drive
Research Triangle Park, NC 27709
All directors and executive officers as a group (10 persons)	20,850,543	39.8%

(*)	The percentage of shares beneficially owned does not exceed 1% of Vector Common Stock.

(1)	Includes 10,300,557 shares of Vector Common Stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, 385,384 shares held by LeBow Alpha LLLP, a Delaware limited liability limited partnership, 99,411 shares held by The Bennett and Geraldine LeBow Foundation, Inc., a Florida not-for-profit corporation, 2,638,312 shares acquirable by LeBow Gamma Limited Partnership, as assignee of Mr. LeBow, upon exercise of currently exercisable options to purchase Vector Common Stock, and 3,527,717 shares acquirable by LeBow Epsilon Investments Trust, as assignee of Mr. LeBow, upon exercise of currently exercisable options. Mr. LeBow indirectly exercises sole voting power and sole dispositive power over the shares of Vector Common Stock held or acquirable by the partnerships and trust. LeBow Holdings, Inc., a Nevada corporation, is the general partner of LeBow Alpha LLLP and is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. Mr. LeBow is a director, officer and sole shareholder of LeBow Holdings, Inc., a director and officer of LeBow Gamma, Inc. and the sole trustee of LeBow Epsilon Investments Trust. Mr. LeBow and family members serve as directors and executive officers of the foundation, and Mr. LeBow possesses shared voting power and shared dispositive power with the other directors of the foundation with respect to the foundation’s shares of Vector Common Stock.

(2)	Based upon a Form 4, filed by the named entities on November 22, 2004. Barberry Corp. is the managing member of Hopper Investments LLC, which is the general partner of High River Limited Partnership, and is wholly-owned by Mr. Icahn. Includes 904,159 shares of Vector Common Stock issuable upon conversion of Vector’s convertible notes.

(3)	Includes 609,279 shares held directly by Mr. Lorber (subject to the vesting provisions of the September 27, 2005 restricted stock award of 500,000 shares of Vector Common Stock), 1,317,872 shares of Vector Common Stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, and 989,114 shares acquirable by Mr. Lorber upon exercise of currently exercisable options to purchase Vector Common Stock. Mr. Lorber exercises sole voting power and sole dispositive power over the shares of Vector Common Stock held by the partnership and by himself. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership, a Nevada limited partnership, is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of Lorber Alpha II, Inc. Mr. Lorber disclaims beneficial ownership of 11,910 shares of Vector Common Stock held by Lorber Charitable Fund. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)	The named individual is a director of Vector.

(5)	Includes 13,399 shares issuable upon exercise of currently exercisable options to purchase Vector Common Stock.

(6)	The named individual is an executive officer of Vector.

(7)	Includes 134,008 shares issuable upon exercise of currently exercisable options to purchase Vector Common Stock.

(8)	Represents shares issuable upon exercise of currently exercisable options to purchase Vector Common Stock.

(9)	The named individual is an executive officer of Vector’s subsidiaries Liggett Vector Brands Inc. and Liggett Group Inc.
      In addition, by virtue of his controlling interest in Vector, Mr. LeBow may be deemed to own beneficially the securities of Vector’s subsidiaries, including VGR Holding Inc., Liggett Group, Vector Tobacco Inc. and New Valley Corporation. The disclosure of this information should not be construed as an admission that Mr. LeBow is the beneficial owner of any securities of Vector’s subsidiaries under Rule 13d-3 of the Securities Exchange Act of 1934 or for any other purpose, and beneficial ownership is expressly disclaimed. None of Vector’s other directors or executive officers beneficially owns any equity securities of any of Vector’s subsidiaries, except for (i) Mr. Lorber and his affiliates who own 898,608 shares of New Valley Stock and hold currently exercisable options to acquire 65,333 shares of New Valley Stock, (ii) Mr. Beinstein who owns 833 shares of New Valley Stock and holds currently exercisable options to acquire 30,000 shares of New Valley Stock, and (iii) Mr. Eide who owns 5 shares of New Valley Stock.
MISCELLANEOUS
      All information in this proxy statement concerning Vector Common Stock has been adjusted to give effect to the 5% stock dividends paid to the stockholders of Vector on September 30, 1999, September 28, 2000, September 28, 2001, September 27, 2002, September 29, 2003, September 29, 2004 and September 29, 2005.
      The cost of this solicitation of proxies will be borne by Vector. Our Information Agent, Georgeson Shareholder Communications Inc. (“Georgeson”), will solicit by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Vector Common Stock held of record by such persons. Vector will pay Georgeson a customary fee covering its services and will reimburse Georgeson for reasonable expenses incurred in forwarding soliciting material to the beneficial owners of Vector Common Stock. In addition, some of the directors, officers and regular employees of Vector may, without additional compensation, solicit proxies personally or by telephone.
WHERE YOU CAN FIND MORE INFORMATION
      Vector and New Valley file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information that Vector and New Valley file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. Vector and New Valley’s SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov.
OTHER MATTERS
      The board knows of no other matters which will be presented at the special meeting. If, however, any other matter is properly presented at the special meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

By Order of the Board of Directors,

Bennett S. LeBow
Chairman of the Board of Directors
Dated: November 7, 2005

VECTOR GROUP LTD.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT
THE DECEMBER 8, 2005 SPECIAL MEETING OF STOCKHOLDERS
OF VECTOR GROUP LTD.
     The undersigned stockholder of Vector Group Ltd. (“Vector”) hereby constitutes and appoints each of Marc N. Bell and Joselynn D. Van Siclen attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of Vector, a Delaware corporation, to be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Thursday, December 8, 2005 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
The Board of Directors, recommends that stockholders vote FOR the approval of the issuance of shares of common stock, par value $.10 per share, of Vector (the “Vector Common Stock”) to be issued pursuant to the proposed Exchange Offer and subsequent merger as described in this proxy statement.
(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

VECTOR GROUP LTD.

December 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	Approval of Issuance of Shares of Vector Common Stock:	☐	☐	☐

The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the issuance of the shares of Vector Common Stock.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.